UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 31, 2012

NorthStar Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54671	26-4141646
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

399 Park Avenue, 18th Floor, New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2012, NSREIT DOR Loan, LLC (“NSREIT DOR”), a subsidiary of NorthStar Real Estate Income Trust, Inc. (the “Company”), entered into a Credit and Security Agreement (the “Doral Facility”) with Doral Bank (“Doral”).  The Doral Facility provides up to $40 million on a non-recourse basis, subject to certain exceptions, to finance first mortgage loans and senior loan participations secured by commercial real estate, as described in more detail in the Doral Facility documentation.

Advances under the Doral Facility accrue interest at a per annum rate equal to the one-month London Interbank Offered Rate plus up to a maximum spread of 5.95% with advance rates up to 70%, based on the characteristics of the loans securing the Doral Facility. The initial maturity date of the Doral  Facility is July 30, 2015 (the “Initial Term”), with three, one-year extensions at the Company’s option, which may be exercised upon the satisfaction of certain conditions set forth in the Doral  Facility. During the Initial Term, the Doral Facility acts as a revolving credit facility that can be paid down as assets payoff and re-drawn on new assets.

In connection with the Doral  Facility, NorthStar Real Estate Income Trust Operating Partnership, LP (the “Guarantor”) entered into a Guaranty (the “Guaranty”), under which the Guarantor agreed to guaranty interest payments under the Doral Facility, as described in more detail in the Guaranty.  The Guarantor also agreed to guaranty the obligations under the Doral Facility if either NSREIT DOR or the Guarantor engage in certain customary bad acts.  In addition, the Guarantor also pledged its interests in NSREIT DOR as collateral.

The Doral Facility and Guaranty contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. More specifically, the Guaranty contains financial covenants that require the Guarantor: (i) to maintain a Tangible Net Worth of at least the lesser of (a) total equity equal to $162.5 million, subject to increases equal to 80% of aggregate net proceeds raised after the date of the Guaranty and (b) $250.0 million; and (ii) to maintain at least $3.75 million and as much as $7.5 million in unrestricted cash, or other eligible investments as permitted by the Guaranty, at all times during the term of the Doral Facility.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the Doral Facility and Guaranty.  The Doral Facility and Guaranty are filed as exhibits to this current report on Form 8-K.  Capitalized terms used in this current report on Form 8-K and not otherwise defined herein have the meanings given to such terms in the Doral Facility and Guaranty, as applicable.

ITEM 9.01     Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	Credit and Security Agreement, dated July 31, 2012, by and between NSREIT DOR Loan, LLC and Doral Bank

10.2	Guaranty, made as of July 31, 2012, in favor of Doral Bank by NorthStar Real Estate Income Trust Operating Partnership, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

Date: August 2, 2012	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit and Security Agreement, dated July 31, 2012, by and between NSREIT DOR Loan, LLC and Doral Bank

10.2	Guaranty, made as of July 31, 2012, in favor of Doral Bank by NorthStar Real Estate Income Trust Operating Partnership, LP